UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

SOUTH JERSEY INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

New Jersey	22-1901645
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1 South Jersey Plaza, Folsom, NJ	08037
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

5.625% Junior Subordinated Notes due 2079	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates (if applicable):
333-233669

Securities to be registered pursuant to Section 12(g) of the Act:
None

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

On September 11, 2019, South Jersey Industries, Inc. (the “Company”) filed with the Securities and Exchange Commission (the “SEC”) a prospectus supplement dated September 9, 2019 (the “Prospectus Supplement”) to a prospectus dated September 9, 2019 (the “Prospectus”), relating to securities registered in the Company’s Registration Statement on Form S-3 (File No. 333-233669).

Item 1.	Description of Registrant’s Securities to be Registered.

The Company on this registration statement registers hereunder $200,000,000 aggregate principal amount of its 5.625% junior subordinated notes due 2079 (the “Notes”). For a description of the securities to be registered hereunder, reference is made to the information under the headings “Description of Junior Subordinated Debt Securities” of the Prospectus, as supplemented by the information under the headings “Description of the Notes” in the Prospectus Supplement. Such information is incorporated herein by reference and made a part of this registration statement in its entirety.

Item 2.	Exhibits.

Exhibit Number	Description
4.1
Junior Subordinated Indenture dated September 16, 2019, by and between, South Jersey Industries, Inc. and Branch Banking and Trust Company, as trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K as filed with the SEC on September 16, 2019).

4.2
First Supplemental Indenture by and between the South Jersey Industries, Inc. and Branch Banking and Trust Company, as trustee (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K as filed with the SEC on September 16, 2019).

4.3	Form of 5.625% Junior Subordinated Note due 2079 (incorporated by reference to Exhibit 4.2 to the Company's Current Report on Form 8-K as filed with the SEC on September 16, 2019).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 16, 2019

SOUTH JERSEY INDUSTRIES, INC.

By:	/s/ Cielo Hernandez
	Name:	Cielo Hernandez
	Title:	Senior Vice President and
Chief Financial Officer